Exhibit 4.1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VIRGIN MOBILE USA, INC.

The present name of the corporation is Virgin Mobile USA, Inc. (the “Corporation”). The Corporation was incorporated under the name “Virgin Mobile USA, Inc.” by the filing of its original certificate of incorporation (the “Original Certificate of Incorporation”) with the Secretary of State of the State of Delaware on April 11, 2007. The Original Certificate of Incorporation was amended and restated (the “Amended and Restated Certificate of Incorporation”) by the filing with the Secretary of State of the State of Delaware on October 10, 2007. This Second Amended and Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

Section 1.1. Name. The name of the Corporation is Virgin Mobile USA, Inc. (the “Corporation”).

ARTICLE II

Section 2.1. Address. The registered agent and registered office of the Corporation in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Section 3.1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

Section 4.1. Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 226,000,000 shares, consisting of (i) 25,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”), (ii) 200,000,000 shares of Class A common stock, par value $.01 per share (“Class A common stock”), (iii) two shares of Class B common stock, par value $.01 per share (“Class B common stock”) and (iv) 999,999 shares of Class C Stock, par value $.01 per share (“Class C common stock” together with the Class A common stock and the Class B common stock, the “Common Stock”). The number of authorized shares of any of the Class A common stock, Class B common stock, Class C common stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A common stock, Class B common stock, Class C common stock or Preferred Stock voting separately as a class shall be required therefor. Upon this Second Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the Corporation’s common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of Class A common stock, par value $.01 per share, of the Corporation.

Section 4.2. Preferred Stock.

(A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide one or more series of Preferred Stock (including convertible preferred stock) and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

Section 4.3. Common Stock.

(A) Voting Rights.

(1) Each holder of Class A common stock, as such, shall be entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Class A common stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(2) Each holder of Class B common stock shall be entitled, as such, without regard to the number of shares of Class B common stock (or fraction thereof) held by such holder, to a number of votes that is equal to the number of shares of Class A common stock for which the Partnership Units (defined below) held of record by such holder are then exchangeable pursuant to the Partnership Agreement (defined below) and Article V of this Second Amended and Restated Certificate of Incorporation on all matters on which stockholders are generally entitled to vote; provided, however, that, to the fullest extent permitted by law, holders of Class B common stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. Subject to the foregoing, when casting its votes at any meeting of the stockholders of the Corporation, each holder of Class B common stock shall be entitled to cast the number of votes to which such holder’s Class B common stock shall be entitled for or against, or to abstain from voting on, any proposed matter. “Partnership Unit” means a unit in Virgin Mobile USA, L.P., a Delaware limited partnership, or any successor entities thereto (the “Partnership”), authorized and issued under its limited partnership agreement, as such agreement may be amended from time to time (the “Partnership Agreement”).

(3) Each holder of Class C common stock, as such, shall be entitled to one vote for each share of Class C common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Class C common stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(4) Except as otherwise required in this Second Amended and Restated Certificate of Incorporation or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

(B) Dividends; Stock Splits or Combinations. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A common stock and Class C common stock with respect to the payment of dividends, dividends may be declared and paid on the Class A common stock and the Class C common stock out of the assets of the Corporation that are by law available therefor, at such times and in such amounts as the Board in its discretion shall determine. Holders of Class C common stock are entitled to receive dividends at the same rate as holders of Class A common stock when and if declared by the Board out of funds legally available therefor. Dividends shall not be declared or paid on the Class B common stock. In no event shall any cash or stock dividends, stock splits, combinations of stock or distributions be declared or made on Class A common stock or Class C common stock unless the shares of Class A common stock and Class C common stock at the time outstanding are treated equally.

(C) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A common stock and Class C common stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. The holders of shares of Class B common stock (or fractions thereof), as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(D) Retirement of Class B common stock. In the event that no Partnership Units remain exchangeable for shares of Class A common stock, the Class B common stock will be transferred to the Corporation and thereupon shall be retired. In the event that any outstanding share of Class B common stock (or fraction thereof) shall cease to be held by a holder of Partnership Units, such share (or fraction thereof) shall automatically and without further action on the part of the Corporation or any holder of Class B common stock (or fractions thereof) be transferred to the Corporation and thereupon shall be retired. In the event that the Class B common stock (or fractions thereof) is no longer entitled to any votes at any meeting or action under Section 4.3(A)(2) above, all shares of such Class B common stock (or fractions thereof) shall automatically and without further action on the part of the Corporation or any holder of Class B common stock be transferred to the Corporation and thereupon shall be retired. All certificates or book entries representing shares of Class B common stock (or fractions thereof), as the case may be, shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION).

(E) Conversion of Class C common stock. At any time and from time to time any holder of Class C common stock may, at such holder’s option, convert all or any portion of such holder’s shares of Class C common stock into an equal number of fully paid and nonassessable shares of Class A common stock by: (A) if such shares are held in certificated form, delivery and surrender to the Corporation of the certificates representing the shares of Class C common stock to be so converted, accompanied by a written notice of the holder of such shares stating that such holder desires to convert the shares represented by such certificates (or a stated portion thereof) into an equal number of shares of Class A common stock or (B) if such shares are held in book-entry form, delivery of written notice to the Corporation. Any conversion pursuant to this Section 4.3(E) shall be deemed to have been effected at the time of such surrender or delivery of such written notice, as the case may be. Upon such surrender or delivery of written notice pursuant to this Section 4.3(E), the Corporation shall deliver or cause to be delivered to or upon the written order of the record owner of such shares of Class C common stock the number of fully paid and nonassessable shares of Class A common stock into which the shares of Class C common stock represented by such surrendered certificates or covered by such written notice, as the case may be, have been converted in accordance with the provisions of this Section 4.3(E). Each share of Class C common stock shall automatically convert into one share of Class A common stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by a Permitted Holder. Such automatic conversion shall be deemed to have been effected at the close of business on the date of such transfer. A “Permitted Holder” means, any of (1) any entity directly or indirectly controlling, controlled by, or under common control with, Corvina Holdings Limited (“Virgin”) or any other entity designated by the Board in which Virgin or any of its affiliates (including, for the avoidance of doubt, any of the entities referred to in clause (2) below) has an interest; (2) (i) Sir Richard Branson, (ii) any trust or other entity created by Sir Richard Branson or any member of his family, the principal beneficiaries of which are Sir Richard Branson and/or members of his family, (iii) any spouse of Sir Richard Branson or any lineal descendants (whether natural or adopted) of Sir Richard Branson’s grandparents and their spouses, (iv) any personal representative of Sir Richard Branson or any of the Persons referred to in (iii) above acting within that capacity and (v) any trust or other entity which is directly or indirectly controlled by any person or entity referred to in clauses (i) through (iv) above or by any combination of them; and (3) Sprint (as defined in Section 8.1).

(F) Shares Reserved for Issuance. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A common stock, solely for the purpose of issuance upon conversion of the Class C common stock, such number of shares of Class A common stock that shall be issuable upon the exchange of all such outstanding shares of Class C common stock; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the Class C common stock by delivery of purchased shares of Class A common stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A common stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A common stock may be issued upon conversion, the Corporation will use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will use its reasonable best efforts to list the shares of Class A common stock required to be delivered upon conversion prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A common stock may be listed or traded at the time of such delivery. The Corporation covenants that all shares of Class A common stock that shall be issued upon conversion of shares of the Class C common stock will, upon issue, be validly issued, fully paid and non-assessable.

(G) Taxes. The issuance of shares of Class A common stock upon conversion of shares of the Class C common stock shall be made without charge to the holders of such shares of the Class C common stock for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares to be issued in a name other than that of the holder of the shares of the Class C common stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

(H) Fractional Shares of Class B common stock. The Class B common stock may be issued and transferred in fractions of a share which shall entitle the holder to exercise voting rights and to have the benefit of all other rights of holders of Class B common stock. Holders of shares of Class B common stock (or fractions thereof) shall be entitled to transfer fractions thereof and the Corporation shall, and shall cause any transfer agent with respect to the Class B common stock to, facilitate any such transfers, including by issuing certificates or making book entries representing any such fractional shares.

ARTICLE V

Section 5.1. Exchange of Partnership Units. Each holder of a Partnership Unit shall be entitled to exchange such holder’s Partnership Units for shares of Class A common stock or other securities of the Corporation, in each case pursuant to, and solely as provided in, the Partnership Agreement and the Corporation shall at all times reserve and keep available out of its authorized but unissued shares or other securities the number of shares or securities required pursuant to the Partnership Agreement.

Section 5.2. Amendment of Article V. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and in addition to any other vote required by the DGCL or this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority in voting power of the Class B common stock, voting separately as a class, shall be required to alter, amend or repeal this Article V or to adopt any provision inconsistent therewith.

ARTICLE VI

Section 6.1. By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or this Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% in voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, amend, alter, change, add to or repeal any provision of the by-laws of the Corporation.

ARTICLE VII

Section 7.1. Board of Directors.

(A) The business and affairs of the Corporation shall be managed by or under the direction of the Board, with the exact number of directors to be determined from time to time in accordance with the by-laws of the Corporation.

(B) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 7.1(A) hereof.

(C) Directors of the Corporation need not be elected by written ballot unless the by-laws of the Corporation shall so provide.

ARTICLE VIII

Section 8.1. Meetings of Stockholders. Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken, to the extent expressly permitted by the certificate of designation relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by a majority of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation for any purpose; provided that each of Sprint Ventures, Inc. or its affiliates (collectively, “Sprint”) and Virgin (each of Virgin and its affiliates, Sprint, and, solely for purposes of Articles XI hereof, SK Telecom USA, Inc. and its affiliates, a “Founding Stockholder”) may call a special meeting of stockholders so long as such Founding Stockholder holds shares of Common Stock of the Corporation representing at least 25% of the aggregate voting power in the Corporation.

ARTICLE IX

Section 9.1. Limited Liability of Directors. No director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article IX shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment or repeal.

ARTICLE X

Section 10.1. Indemnification. To the fullest extent permitted by the law of the State of Delaware as it presently exists or may hereafter be amended, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, manager, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.3 hereof, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.

Section 10.2. Advance of Expenses. To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall promptly pay expenses (including attorneys’ fees) incurred by any person described in Section 10.1 hereof in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Article X or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.3 hereof, the Corporation shall be required to pay expenses of a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.

Section 10.3. Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article X is not paid in full within thirty (30) days after a written claim therefor by any person described in

Section 10.1 has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 10.4. Insurance. To the fullest extent permitted by the law of the State of Delaware, the Corporation may purchase and maintain insurance on behalf of any person described in Section 10.1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article X or otherwise.

Section 10.5. Non-Exclusivity of Rights. The provisions of this Article X shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article X shall be deemed to be a contract between the Corporation and each director, officer or employee (or legal representative thereof) who serves in such capacity at any time while this Article X and the relevant provisions of the law of the State of Delaware and other applicable law, if any, are in effect, and neither any alteration, amendment or repeal hereof, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with any provision of this Article X, shall affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article X shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article X shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Second Amended and Restated Certificate of Incorporation, the by-laws of the Corporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity.

For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

This Article X shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 10.1 hereof.

ARTICLE XI

Section 11.1.

(A) Certain Acknowledgments. In recognition and anticipation (i) that the Founding Stockholders may be a majority or significant stockholders of the Corporation, (ii) that directors, officers and/or employees of the Founding Stockholders or of Affiliated Companies (as defined below) of the Founding Stockholders may serve as directors and/or officers of the Corporation, (iii) that the Founding Stockholders and Affiliated Companies thereof may engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (iv) that the Founding Stockholders and Affiliated Companies thereof may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies thereof, (v) that the Founding Stockholders and Affiliated Companies thereof may engage in material business transactions with the Corporation and Affiliated Companies thereof, including (without limitation) providing services to or being a significant supplier of the Corporation and Affiliated Companies thereof, and that the Founding Stockholders and/or the Corporation may benefit therefrom, and (vi) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of the Founding Stockholders and Affiliated Companies, and the duties of any directors or officers of the Corporation who are also directors, officers or employees of the Founding Stockholders or of Affiliated Companies thereof, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and the Founding Stockholders and Affiliated Companies thereof, on the other hand, and in recognition of the benefits to be derived by the Corporation through its continual contractual, corporate and business relations with the Founding Stockholders (including possible service of officers, directors and employees of the Founding Stockholders as officers and directors of the Corporation), the provisions of this Article XI shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation in relation to the Founding Stockholders and Affiliated Companies thereof and the conduct of certain affairs of the Corporation as they may involve the Founding Stockholders and its officers and directors, and the power, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article XI.

(B) Certain Agreements and Transactions Permitted; Certain Fiduciary Duties of Certain Stockholders, Directors and Officers. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with the Founding Stockholders or Affiliated Companies thereof pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and the Founding Stockholders or an Affiliated Company thereof, on the other hand, agree to engage in transactions of any kind or nature with each other or with Affiliated Companies thereof and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to compliance with Section 11.1(D) of this Article XI (where applicable), no such agreement, or the performance thereof by the

Corporation or the Founding Stockholders, or any Affiliated Company thereof, shall to the fullest extent permitted by law be considered contrary to (i) any fiduciary duty that the Founding Stockholders or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation or an Affiliated Company thereof by reason of the Founding Stockholders or any Affiliated Company thereof being a controlling or significant stockholder of the Corporation or of any Affiliated Company or participating in the control of the Corporation or of any Affiliated Company thereof or (ii) any fiduciary duty of any director or officer of the Corporation or of any Affiliated Company thereof who is also a director, officer or employee of the Founding Stockholders or any Affiliated Company thereof to the Corporation or such Affiliated Company, or to any stockholder thereof. Subject to compliance with Section 11.1 (D) of this Article XI (where applicable), to the fullest extent permitted by law, neither the Founding Stockholders nor any Affiliated Company thereof, as a stockholder of the Corporation or any Affiliated Company thereof, or participant in control of the Corporation or any Affiliated Company thereof, shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above and no director, officer or employee of the Corporation who is also a director, officer or employee of the Founding Stockholders or any Affiliated Company thereof shall have or be under any fiduciary duty to the Corporation or any Affiliated Company thereof, to refrain from acting on behalf of the Corporation or any Affiliated Company thereof or of the Founding Stockholders or any Affiliated Company thereof in respect of any such agreement or transaction or performing any such agreement in accordance with its terms, and the Corporation to the fullest extent permitted by law waives and renunciates any claim that such agreement or transaction constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates.

(C) Similar Activities or Lines of Business. Except as otherwise agreed in writing between the Corporation and the Founding Stockholders, the Founding Stockholders shall to the fullest extent permitted by law have no duty to refrain from (i) engaging, directly or indirectly, in the same or similar activities or lines of business as the Corporation and (ii) doing business with any client, customer or vendor of the Corporation, and neither the Founding Stockholders nor any officer, director or employee thereof (except as provided in subsection (D) below) shall to the fullest extent permitted by law be deemed to have breached its or his fiduciary duties, if any, to the Corporation solely by reason of the Founding Stockholders’ engaging in any such activity. Subject to compliance with Section 11.1 (D) of this Article XI (where applicable), in the event that the Founding Stockholders acquire knowledge of a potential transaction or matter which may be a corporate opportunity for both the Founding Stockholders and the Corporation, the Founding Stockholders shall to the fullest extent permitted by law have no duty to communicate or offer such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that a Founding Stockholder acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law waives and renunciates any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates.

(D) Duties of Directors of the Corporation. In the event that a director or officer of the Corporation who is also a director, officer or employee of the Founding Stockholders or an Affiliated Company thereof acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and the Founding Stockholders, such director or officer shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives and renunciates any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director or officer acts in a manner consistent with the following policy: a corporate opportunity offered to any person who is an officer or director of the Corporation, and who is also an officer, director or employee of the Founding Stockholders, shall belong to the Founding Stockholders, unless such opportunity was expressly offered to such person in his or her capacity as a director or officer of the Corporation.

(E) Certain Definitions. For purposes of this Article XI, “Affiliated Company” shall mean in respect of the Founding Stockholders any entity which is controlled by the Founding Stockholders, controls the Founding Stockholders or is under common control with the Founding Stockholders (other than the Corporation and any entity that is controlled by the Corporation) and in respect of the Corporation shall mean any entity controlled by the Corporation.

(F) Termination. The provisions of this Article XI shall have no further force or effect as to any the Founding Stockholder on the date that both (1) such Founding Stockholder and any entity controlling, controlled by or under common control with such Founding Stockholder shall first cease to be the owner, in the aggregate, of voting stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock of the Corporation and (2) such Founding Stockholder no longer has the right to designate at least one (1) director to the Board pursuant to the by-laws of the Corporation or other agreement with the Corporation; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation or an Affiliated Company thereof and the Founding Stockholders or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliated Company thereof and the Founding Stockholders or an Affiliated Company thereof or the allocation of any opportunity between them before such time.

(G) Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Amended and Restated Certificate of Incorporation of the Corporation, the affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article XI.

ARTICLE XII

Section 12.1. Severability. If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XIII

Section 13.1. Amendments. The Corporation reserves the right to amend or repeal any provisions contained in this Second Amended and Restated Certificate of Incorporation or any amendment thereof from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders, directors or any other persons are granted subject to such reservation; provided, however, that, (1) no such amendment or repeal shall adversely affect the rights of the holders of Class A common stock, Class B common stock or Class C common stock, respectively, unless the holders of such Class A common stock, Class B common stock or Class C common stock, as the case may be, voting separately as a class, shall by majority vote approve such amendment, (2) notwithstanding anything to the contrary elsewhere contained herein, no provision of this Second Amended and Restated Certificate of Incorporation shall be amended, altered or repealed without the affirmative vote of the holders of at least 66-2/3% of the then outstanding stock of the Corporation entitled to vote generally in the election of directors, (3) the provisions of Article V of this Second Amended and Restated Certificate of Incorporation shall be amended, altered or repealed only in accordance with Section 5.2 of this Second Amended and Restated Certificate of Incorporation; and (4) the provisions of Article XI of this Second Amended and Restated Certificate of Incorporation shall be amended, altered or repealed only in accordance with Section 11.1 (G) of this Second Amended and Restated Certificate of Incorporation. For purposes of any class vote of the Class B common stock, each holder of a share of Class B common stock (or fraction thereof) shall be entitled to a number of votes that is equal to the number of shares of Class A common stock for which the Partnership Units held of record by such holder are then exchangeable pursuant to the Partnership Agreement and Article V of this Second Amended and Restated Certificate of Incorporation.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Peter Lurie, its General Counsel and Secretary this 17th day of March, 2009.

VIRGIN MOBILE USA, INC.

By:	/s/ Peter Lurie
Name: Peter Lurie Title: General Counsel

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